PennantPark Investment Corporation Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2014

NEW YORK, NY -- (Marketwired - November 12, 2014) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2014.

HIGHLIGHTS
Quarter ended September 30, 2014
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                             $   1,318.1
  Net assets                                       $     828.0
  Net asset value per share                        $     11.03

  Credit Facility (cost $55.2)                     $      53.5
  2019 Notes (cost $250.0)                         $     251.4
  2025 Notes (cost $71.3)                          $      71.8
  SBA debentures                                   $     150.0

Yield on debt investments at quarter-end                  12.5%

Operating Results:                                                Quarter
                                                    Year Ended     Ended
                                                   -----------  -----------
  Net investment income                            $      71.3  $      20.1
  GAAP net investment income per share             $      1.06  $      0.29
  Reversal of capital gain incentive fee accrued
   but not payable per share                       $        --  $     (0.02)
  Debt issuance costs per share                    $      0.13  $      0.07
  Core net investment income per share (1)         $      1.19  $      0.34
  Distributions declared per share                 $      1.12  $      0.28

Portfolio Activity:
  Purchases of investments                         $     795.1  $     233.3
  Sales and repayments of investments              $     625.6  $      91.2

  Number of new portfolio companies invested                21            5
  Number of existing portfolio companies invested           30            8
  Number of portfolio companies                             67           67
(1) Core net investment income is a non-GAAP financial measure. PennantPark
    Investment Corporation believes that core net investment income provides useful information to investors and management because it reflects the
    Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized, costs associated with the debt issuance of the 2019 Notes and amending our multi-currency, senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 13, 2014

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 13, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 397-0286 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4747. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through November 27, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID # 3618885.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2014, our portfolio totaled $1,318.1 million and consisted of $465.6 million of senior secured loans, $493.4 million of second lien secured debt, $247.1 million of subordinated debt and $112.0 million of preferred and common equity. Our debt portfolio consisted of 33% fixed-rate and 67% variable-rate investments (including 61% with a London Interbank Offered Rate, or LIBOR, or prime floor). As of September 30, 2014, we had one non-accrual debt investment, representing 0.3% of our overall portfolio on a cost basis. Our overall portfolio consisted of 67 companies with an average investment size of $19.7 million, had a weighted average yield on debt investments of 12.5% and was invested 35% in senior secured loans, 37% in second lien secured debt, 19% in subordinated debt and 9% in preferred and common equity.

As of September 30, 2013, our portfolio totaled $1,078.2 million and consisted of $299.5 million of senior secured loans, $357.5 million of second lien secured debt, $302.5 million of subordinated debt and $118.7 million of preferred and common equity. Our debt portfolio consisted of 52% fixed-rate and 48% variable-rate investments (including 44% with a LIBOR or prime floor). Our overall portfolio consisted of 61 companies with an average investment size of $17.7 million, had a weighted average yield on debt investments of 13.0% and was invested 28% in senior secured loans, 33% in second lien secured debt, 28% in subordinated debt and 11% in preferred and common equity.

For the three months ended September 30, 2014, we purchased $233.3 million of investments in five new and eight existing portfolio companies with a weighted average yield on debt investments of 13.0%. Sales and repayments of investments for the same period totaled $91.2 million. This compares to the three months ended September 30, 2013, in which we purchased $187.2 million in six new and seven existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the same period totaled $166.0 million.

For the fiscal year ended September 30, 2014, we purchased $795.1 million of investments in 21 new and 30 existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the same period totaled $625.6 million. This compares to the fiscal year ended September 30, 2013, in which we purchased $504.4 million in 14 new and 26 existing portfolio companies with a weighted average yield on debt investments of 12.7%. Sales and repayments of investments for the same period totaled $437.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2014 and 2013.

Investment Income

Investment income for the three months ended September 30, 2014 and 2013 was $40.1 million and $31.5 million, respectively, and was primarily attributable to $13.1 million and $9.3 million from senior secured loans, $15.2 million and $9.0 million from second lien secured debt, and $10.7 million and $11.2 million from subordinated debt and $1.1 million and $2.0 million from preferred and common equity, respectively.

Investment income for the fiscal years ended September 30, 2014 and 2013 was $147.9 million and $129.2 million, respectively, and was attributable to $43.0 million and $38.9 million from senior secured loans, $55.2 million and $31.9 million from second lien secured debt, and $46.4 million and $55.1 million from subordinated debt and $3.3 million and $3.3 million from preferred and common equity, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2014 and 2013 totaled $20.0 million and $14.4 million, respectively. Base management fee totaled $6.4 million and $5.4 million, incentive fee totaled $3.0 million (after the reversal of $1.7 million on net unrealized gains accrued but not payable) and $4.3 million, debt related interest and expenses totaled $10.0 million (including $4.5 million associated with the 4.50% senior notes due 2019, or 2019 Notes) and $4.1 million, general and administrative expenses totaled $0.6 million and $0.6 million and taxes totaled less than $0.1 million and zero, respectively, for the same periods.

Expenses for the fiscal years ended September 30, 2014 and 2013 totaled $76.6 million and $62.2 million, respectively. Base management fee totaled $24.3 million and $21.3 million, incentive fee totaled $17.8 million and $16.8 million, debt related interest and expenses totaled $28.6 million (including $8.3 million associated with the 2019 Notes and expansion of our Credit Facility) and $18.1 million (including $2.8 million associated with the 6.25% senior notes due 2025, or 2025 Notes and expanding our Credit Facility), general and administrative expenses $5.8 million and $6.0 million and taxes totaled $0.1 million and zero, respectively, for the same periods. The increase in expenses over the prior year was primarily due to increased borrowing costs, debt issuance costs and the growth of our portfolio.

Net Investment Income

Net investment income totaled $20.1 million and $17.1 million, or $0.29 and $0.26 per share, for the three months ended September 30, 2014 and 2013, respectively. Core net investment income, a non-GAAP financial measure, totaled $23.0 million and $17.1 million, or $0.34 and $0.26 per share, for the three months ended September 30, 2014 and 2013, respectively.

Net investment income totaled $71.3 million and $67.0 million, or $1.06 and $1.01 per share, for the years ended September 30, 2014 and 2013, respectively. Core net investment income, a non-GAAP financial measure, totaled $79.7 million and $69.8 million, or $1.19 and $1.05 per share, for the same periods. The increase in net investment income over the prior year was due to the growth of our portfolio offset by higher financing and debt issuance costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2014 and 2013 totaled $91.2 million and $166.0 million, respectively, and net realized gains totaled $1.3 million and $3.0 million, respectively, for the same periods.

Sales and repayments of investments for the fiscal years ended September 30, 2014 and 2013 totaled $625.6 million and $437.1 million, respectively, and net realized gains totaled $30.2 million and $17.7 million, respectively, for the same periods. The increase in realized gains over the prior year is primarily due to the improved merger and acquisition environment and a higher volume of sales and repayments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended September 30, 2014 and 2013, our investments had a net change in unrealized depreciation of $24.9 million and $0.4 million, respectively. Net change in unrealized appreciation on our Credit Facility, 2019 Notes and 2025 Notes totaled $2.4 million and $2.8 million, respectively, for the same periods.

For the fiscal years ended September 30, 2014 and 2013, our investments had a net change in unrealized appreciation of $12.5 million and $4.8 million, respectively. Net change in unrealized (appreciation) depreciation on our Credit Facility, 2019 Notes and 2025 Notes totaled $(3.0) million and $2.3 million, respectively, for the same periods. Net change in unrealized appreciation on investments over the prior year was a result of the overall variation in the leveraged finance markets. The increase in unrealized appreciation on the Credit Facility, 2019 Notes and 2025 Notes over the prior year was due to the fluctuating interest rate environment.

Net Increase in Net Assets Resulting from Operations

Net (decrease) increase in net assets resulting from operations totaled $(1.1) million and $22.5 million, or $(0.02) and $0.34 per share, for the three months ended September 30, 2014 and 2013, respectively.

Net increase in net assets resulting from operations totaled $111.0 million and $91.8 million, or $1.66 and $1.39 per share, for the fiscal years ended September 30, 2014 and 2013, respectively. The increase compared to the prior year was due to realized gains, the continued growth of our portfolio and net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2014 and 2013, there was $55.2 million and $145.5 million (including a temporary draw of $28.0 million), respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 2.80% and 3.33%, exclusive of the fee on undrawn commitments of 0.375% and 0.50%, respectively.

As of September 30, 2014, we had $250.0 million and $71.3 million of 2019 Notes and 2025 Notes outstanding with a fixed interest rate of 4.50% and 6.25% per year, respectively. We had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25% as of September 30, 2013.

As of September 30, 2014 and 2013, we had $225.0 million and $150.0 million in debt commitments from the U.S. Small Business Administration, or SBA, respectively, and $150.0 million was drawn for each period. The SBA debentures have a weighted average rate of 3.70% exclusive of upfront fees of 3.43%, which are being amortized.

Our annualized weighted average cost of debt for the fiscal year ended September 30, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility and amortized upfront fees on SBA debentures but excluding debt issuance costs, was 3.85% and 4.24%, respectively.

Our operating activities used cash of $172.5 million for the fiscal year ended September 30, 2014, and our financing activities provided cash proceeds of $180.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from the issuance of the 2019 Notes, our recent equity offering and net draws under the Credit Facility.

Our operating activities provided cash of $40.3 million for the fiscal year ended September 30, 2013, and our financing activities provided cash proceeds of $10.6 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities provided cash primarily from the issuance of the 2025 Notes.

DISTRIBUTIONS

During the three months ended September 30, 2014 and 2013, we declared distributions of $0.28 per share for each period for total distributions of $21.0 million and $18.6 million, respectively. During the fiscal years ended September 30, 2014 and 2013, we declared distributions of $1.12 per share, respectively, for total distributions of $76.9 million and $74.4 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              September 30,   September 30,
                                                  2014            2013
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost -- $1,171,573,359 and $928,078,589,
   respectively)                             $1,212,515,400  $  968,471,042
  Non-controlled, affiliated investments
   (cost -- $108,572,406 and $99,021,141,
   respectively)                                 67,847,521      76,735,800
  Controlled, affiliated investments (cost
   -- $38,708,555 and $64,418,155,
   respectively)                                 37,691,845      32,968,711
                                             --------------  --------------
  Total of investments (cost --
   $1,318,854,320 and $1,091,517,885,
   respectively)                              1,318,054,766   1,078,175,553
Cash and cash equivalents (cost --
 $66,600,195 and $58,440,829, respectively)      66,518,682      58,440,829
Interest receivable                              13,703,525      10,894,893
Deferred financing costs and other assets        13,550,224       5,815,817
                                             --------------  --------------
    Total assets $                            1,411,827,197   1,153,327,092
                                             --------------  --------------
Liabilities
Distributions payable                            21,026,015      18,619,812
Payable for investments purchased                 4,432,500      52,544,704
Unfunded investments                             15,607,059       7,241,667
Credit Facility payable (cost -- $55,226,300
 and $145,500,000, respectively)                 53,497,620     145,500,000
SBA debentures payable (cost --
 $150,000,000)                                  150,000,000     150,000,000
2019 Notes payable (cost -- $250,000,000)       251,350,250              --
2025 Notes payable (cost -- $71,250,000)         71,820,000      68,400,000
Management fee payable                            6,385,103       5,419,557
Performance-based incentive fee payable           4,622,754       4,274,881
Interest payable on debt                          1,962,264       1,810,466
Accrued other expenses                            3,113,683       2,009,806
                                             --------------  --------------
    Total liabilities                           583,817,248     455,820,893
                                             --------------  --------------
Commitments and contingencies
Net assets
Common stock, 75,092,911 and 66,499,327
 shares issued and outstanding,
 respectively. Par value $0.001 per share
 and 100,000,000 shares authorized.                  75,093          66,499
Paid-in capital in excess of par value          852,465,375     756,017,096
Distributions in excess of net investment
 income                                         (11,802,580)     (4,675,217)
Accumulated net realized loss on investments    (11,655,302)    (43,409,847)
Net unrealized depreciation on investments
 and cash                                          (881,067)    (13,342,332)
Net unrealized (appreciation) depreciation
 on debt                                           (191,570)      2,850,000
                                             --------------  --------------
    Total net assets                         $  828,009,949  $  697,506,199
                                             --------------  --------------
    Total liabilities and net assets         $1,411,827,197  $1,153,327,092
                                             ==============  ==============
Net asset value per share                    $        11.03  $        10.49
                                             ==============  ==============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                           Years Ended September 30,
                                   ----------------------------------------
                                       2014          2013          2012
                                   ------------  ------------  ------------
Investment income:
From non-controlled, non-
 affiliated investments:
  Interest                         $124,850,558  $107,058,958  $ 99,663,198
  Other income                        9,692,254    10,883,261     8,486,387
From non-controlled, affiliated
 investments:
  Interest                            5,656,300     5,841,127     3,542,583
  Other income                               --       597,400            --
From controlled, affiliated
 investments:
  Interest                            7,278,060     4,806,329     1,700,222
  Other income                          459,166            --            --
                                   ------------  ------------  ------------
  Total investment income           147,936,338   129,187,075   113,392,390
                                   ------------  ------------  ------------
Expenses:
  Base management fee                24,291,420    21,288,728    17,507,262
  Performance-based incentive fee    17,832,129    16,793,089    14,223,777
  Interest and expenses on debt      20,260,652    15,384,208    11,680,634
  Administrative services expenses    2,953,423     3,161,158     3,745,741
  Other general and administrative
   expenses                           2,860,094     2,857,739     3,496,326
                                   ------------  ------------  ------------
  Expenses before taxes and debt
   issuance costs                    68,197,718    59,484,922    50,653,740
  Tax expense (benefit)                  72,603       (53,468)      307,990
  Debt issuance costs                 8,337,500     2,757,500     5,361,319
                                   ------------  ------------  ------------
  Total expenses                     76,607,821    62,188,954    56,323,049
                                   ------------  ------------  ------------
  Net investment income              71,328,517    66,998,121    57,069,341
                                   ------------  ------------  ------------
Realized and unrealized gain
 (loss) on investments, cash and
 debt:
Net realized gain (loss) on
 investments                         30,235,265    17,687,211   (12,798,035)
Net change in unrealized
 appreciation (depreciation) on:
  Non-controlled, non-affiliated
   investments and cash                 468,076    17,932,839    42,727,722
  Non-controlled and controlled,
   affiliated investments            11,993,189   (13,143,019)  (22,085,553)
  Debt (appreciation) depreciation   (3,041,570)    2,302,500    (1,560,375)
                                   ------------  ------------  ------------
  Net change in unrealized
   appreciation (depreciation) on
   investments, cash and debt         9,419,695     7,092,320    19,081,794
                                   ------------  ------------  ------------
Net realized and unrealized gain
 from investments and debt           39,654,960    24,779,531     6,283,759
                                   ------------  ------------  ------------
Net increase in net assets
 resulting from operations         $110,983,477  $ 91,777,652  $ 63,353,100
                                   ============  ============  ============
Net increase in net assets
 resulting from operations per
 common share                      $       1.66  $       1.39  $       1.20
                                   ------------  ------------  ------------
Net investment income per common
 share                             $       1.06  $       1.01  $       1.08
                                   ------------  ------------  ------------

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates, " "believes, " "expects, " "intends, " "seeks, " "plans, " "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com